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                                                                     EXHIBIT 99


                                                                   NEWS RELEASE
                                                                   NEWS RELEASE
[FORTUNE BRANDS LOGO]                                              NEWS RELEASE

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         Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, IL  60069



CONTACT:
MEDIA RELATIONS:                    INVESTOR RELATIONS:
CLARKSON HINE                       ANTHONY J. DIAZ
(847) 484-4415                      (847) 484-4410


                   FORTUNE BRANDS REAFFIRMS EARNINGS GUIDANCE

Lincolnshire, IL, November 12, 2002 - Fortune Brands, Inc. (NYSE: FO), a leading consumer brands company, today reaffirmed its earnings guidance for the fourth quarter and full year.

Speaking to the Morgan Stanley Global Consumer Conference in New York, Fortune Brands Chairman & CEO Norm Wesley said, "Despite ongoing economic uncertainty, Fortune Brands is on its way to another excellent year. Results in each of our businesses were in line with our expectations in October, and we continue to expect fourth quarter earnings between 87 and 92 cents per diluted share before restructuring and nonrecurring items. For the full year, we continue to expect earnings between $3.15 and $3.20 per diluted share before a net gain from restructuring and nonrecurring items. That's up from diluted EPS of $2.41 before a net gain from one-time items in 2001."

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Fortune Brands, Inc. is a consumer products company with annual sales exceeding
$5.5 billion. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft, Schrock and Omega cabinets, Master Lock padlocks and Waterloo tool storage sold by units of MasterBrand Industries, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, The Dalmore single malt Scotch, Vox vodka and Geyser Peak and Canyon Road wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Office brands include Day-Timer, Swingline, Kensington and Wilson Jones sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index.

To receive company news releases by e-mail, please visit WWW.FORTUNEBRANDS.COM.
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This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof. Actual results may differ materially from those projected as a result of certain risks


                                     (MORE)
                             WWW.FORTUNEBRANDS.COM



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FORTUNE BRANDS REAFFIRMS EARNINGS GUIDANCE, PAGE 2

and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, returns on pension assets, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brand groups, expenses and disruptions related to shifts in manufacturing to different locations and sources, challenges in the integration of acquisitions and joint ventures, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

                                      * * *

Adjusting diluted earnings per share to exclude restructuring and nonrecurring items is not in accordance with generally accepted accounting principles and should not be considered a substitute for any measure derived in accordance with generally accepted accounting principles. Such adjustment may also be inconsistent with results presented by other companies.

For the nine months ended September 30, 2002, reported results reflected a gain of $0.46 per share for a tax refund and related interest, partially offset by restructuring and non-recurring charges of $0.19 per share related to rationalization of operations in the office segment and the sale of non-strategic product lines in the home and spirit segments. While the Company has not yet finalized restructuring and nonrecurring items for the fourth quarter of 2002, the Company believes that reported results for the full year 2002 will reflect a net gain from one-time gains and charges. For the year 2001, the Company reported diluted earnings per share of $2.49, which reflected a net gain of 8 cents per share from restructuring and nonrecurring items. These items included gains totaling $0.92 per share for a tax credit, a tax refund, related interest and a gain on sale, partially offset by charges totaling $0.84 per share related to the write-down of select finite-lived intangibles, and restructuring and nonrecurring charges primarily in the office products business.

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